UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in a Current Report on Form 8-K filed by The First Marblehead Corporation (the “Corporation”) with the Securities and Exchange Commission on January 23, 2014, the Corporation and Union Federal Savings Bank, a wholly owned subsidiary of the Corporation (“Union Federal”), entered into a loan purchase and sale agreement (“Sale Agreement”) with RBS Citizens, N.A. (the “Purchaser”).  Pursuant to the Sale Agreement, Union Federal agreed to sell to the Purchaser a portfolio (the “Portfolio”) of private student loans (the “Loans”) with an aggregate outstanding principal balance of approximately $53.9 million as of December 31, 2013 (the “Transaction”).  The Transaction is expected to have two closings.

On March 28, 2014 (the “Purchase Date”), Union Federal sold to the Purchaser (the “First Closing”) Loans from the Portfolio with an aggregate outstanding principal balance of approximately $39.8 million (the “Purchased Loans”).  Union Federal received $43.1 million in sale proceeds, which was equal to 103.5% of the aggregate outstanding principal balance, including capitalized interest, of the Purchased Loans as of the calendar day immediately preceding the Purchase Date (the “Cut-Off Date”) plus all accrued but unpaid interest on the Purchased Loans (to the extent not previously capitalized) as of the Cut-Off Date.  Following the Purchase Date, the Purchaser bears the risk of future performance of the Purchased Loans, including risk of future default, except as otherwise set forth in the Sale Agreement.

The second closing (the “Second Closing”) is expected to result in the sale of Loans from the Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of approximately $6.6 million (the “Disbursement Status Loans”).  The Disbursement Status Loans that are expected to be sold as part of the Second Closing were partially disbursed as of October 31, 2013, the agreed upon cut-off date for loans to be eligible to be included in the Portfolio, and, as such, the aggregate outstanding principal balance of the Disbursement Status Loans may increase as such Loans are fully disbursed.  In addition, the Second Closing may include Loans from the Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of up to approximately $6.1 million that were not purchased by Purchaser in the First Closing (the “Additional Loans” and together with the Disbursement Status Loans, the “Second Closing Loans”).  The Second Closing Loans must continue to meet certain eligibility criteria, as set forth in the Sale Agreement, to be sold at the Second Closing.  The Second Closing is expected to occur prior to June 30, 2014, subject to customary closing conditions.

On March 31, 2014, the Corporation issued a press release regarding the Transaction.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement

Statements in this Current Report on Form 8-K regarding the dollar volume of the loans sold in, and the timing of, the Second Closing, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the Corporation’s plans, estimates and expectations as of March 31, 2014. The inclusion of this forward-looking information should not be regarded as a representation by the Corporation or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by the Corporation will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause the Corporation’s actual financial or operating results, disbursed loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the Corporation’s and Purchaser’s ability to consummate the Second Closing transaction in a timely manner; satisfaction of conditions to the completion of the Second Closing; other business effects, including the effects of industry, economic or political conditions outside of the Corporation’s or Purchaser’s control; and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in the Corporation’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 10, 2014.  The Corporation specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K, even if the Corporation’s estimates change, and you should not rely on those statements as representing the Corporation's views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1
Press release issued by The First Marblehead Corporation on March 31, 2014 entitled “First Marblehead’s Bank Subsidiary Completes the Sale of $39.8 million of Private Student Loans to RBS Citizens Financial Group, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: March 31, 2014	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1
Press release issued by The First Marblehead Corporation on March 31, 2014 entitled “First Marblehead’s Bank Subsidiary Completes the Sale of $39.8 million of Private Student Loans to RBS Citizens Financial Group, Inc.”